Exhibit 10.32

USA Mobility, Inc.
2013 Short-Term Incentive Plan
(Effective January 1, 2013)

I.
Effective Date. The 2013 Short-Term Incentive Plan (the “Plan”) for USA Mobility, Inc., (the “Company”) was adopted by the Compensation Committee of the Board of Directors (the “Board”) of USA Mobility, Inc., (the “Parent”), a Delaware corporation for the employees of USA Mobility Wireless, Inc., a Delaware corporation and a subsidiary of the Parent, and for Amcom Software, Inc., a Delaware corporation and a subsidiary of the Parent on December 21, 2012. The Plan is effective as of January 1, 2013 and supersedes and replaces all former management short-term incentive plans, including the USA Mobility Inc., 2012 Short-Term Incentive Plan.

II.
Purpose. The Plan is designed to attract, motivate, retain and reward key employees for their performance during the calendar year, from January 1 through December 31, 2013 (the “Performance Period”). The Plan rewards key employees by allowing them to receive cash bonuses based on how well the Company performs against the performance objectives selected by the Board and set forth in Exhibits A and B (the “Performance Objectives”), as may be adjusted by the Board in the event of a Change of Control or other corporate reorganization, merger, similar transaction, to take into account extraordinary events or as the Committee determines is in the best interests of the Company. In order for bonuses to be earned, the Company must meet the Performance Objectives as outlined in Exhibits A or B on December 31, 2013. Performance Objectives are based solely on the performance of USA Mobility Wireless, Inc. and its affiliate Metrocall Ventures, Inc. and its subsidiaries and Amcom Software, Inc. and its subsidiary Commtech Wireless Pty, LTD. For clarity, Performance Objectives and the attainment thereof does not include revenue or expenses related to acquisitions or due diligence occurring after the Effective Date of this Plan except as directed by the Compensation Committee.

III.
Eligibility. Participation in the Plan is limited to those key employees who are selected for participation in the Plan by the Board, in its sole discretion (each such individual, a “Participant”). Individuals selected by the Board to participate as of January 1, 2013 are listed on Exhibits C, D, and E. Newly hired or promoted employees, or employees who otherwise become eligible to participate, who are selected to participate in the Plan after January 1, 2013 but before October 1, 2013 will participate in the Plan on a prorated basis based on the number of days worked during the performance period after becoming bonus eligible. Employees who are newly hired or promoted on or after October 1, 2013 will not be eligible to participate in the Plan.

IV.
Target Bonus. The target bonus for each Participant is based on a percentage of the Participant’s annual (or prorated, if applicable) salary as of January 1, 2013 (or date of hire or promotion to an eligible position, if later). The applicable percentage is determined by the Compensation Committee with respect to executives earning $250,000 or more and by the CEO for other management and need not be identical among Participants. The earned bonus may be greater than or less than the target bonus depending on the level at which the Performance Objectives are attained for the Participants entity. For 2013, the CEO of USA Mobility, Inc. and Corporate Executives (Exhibit C), will be paid in accordance with the payout percentage of the lower performing of the two entities; Software or Wireless.

V.	Payment of Earned Bonus.

a.
Except as provided herein, each earned bonus under the Plan will be calculated based on the attainment of the Performance Objectives and will be paid in a lump sum (subject to any required withholding for income and employment taxes) after the 2013 annual audit of the Parent’s consolidated financial statement has been completed and the Parent’s annual report on Form 10K has been filed with the Securities and Exchange Commission but in no event later than December 31, 2014.

b.
If the Participant involuntarily Separates from Service without Cause or due to disability or dies prior to December 31, 2013, he or she will be eligible to receive a prorated bonus provided that the Company is on track to attain the Performance Objectives as reasonably determined by the Compensation Committee and provided further that, in the event Participant involuntarily Separates from Service without Cause, he or she has executed a release, any waiting period in connection with such release has expired, he or she has not exercised any rights to revoke the release and he or she has followed any other applicable and customary termination procedures, as determined by the Parent in its sole discretion. The bonus will be prorated to the date of Participant’s Separation from Service or death, calculated as follows: one-hundred percent (100%) of a Participant’s target bonus will be multiplied by a fraction, the numerator of which is the number of days the

Participant was continuously providing services to the Company from January 1, 2013 through the date immediately prior to the Participant’s Separation from Service or death, and the denominator of which is 365 days. Prorated bonuses will be paid to the Participant, or in the event of Participant’s death, the Participant’s estate, on the sixty-fifth (65th) day following the date of Participant’s Separation from Service or death.

i.
For purposes of the Plan, “Separation from Service” shall have the meaning provided in the Treasury Regulations under section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), and “Separates from Service” shall have a consistent meaning. Unless otherwise defined in an employment agreement between the Participant and the Parent or the Company, for purposes of the Plan, “Cause” means (i) dishonesty of a material nature that relates to the performance of services for the Company by Participants; (ii) criminal conduct (other than minor infractions and traffic violations) that relates to the performance of services for the Company by Participant; (iii) the Participant’s willfully breaching or failing to perform his or her duties as an employee of the Company (other than any such failure resulting from the Participant having a disability (as defined herein)), within a reasonable period of time after a written demand for substantial performance is delivered to the Participant by the Board, which demand specifically identifies the manner in which the Board believes that the Participant has not substantially performed his duties; or (iv) the willful engaging by the Participant in conduct that is demonstrably and materially injurious to the Parent, Company or an Affiliate, monetarily or otherwise. No act or failure to act on the Participant’s part shall be deemed “willful” unless done, or omitted to be done; by the Participant not in good faith and without reasonable belief that such action or omission was in the reasonable best interests of the Parent, Company and Affiliates. For this purpose, “disability” means a condition or circumstance such that the Participant has become totally and permanently disabled as defined or described in the Parent’s long term disability benefit plan applicable to executive officers as in effect at the time the Participant incurs a disability.

c.
Notwithstanding anything to the contrary in this Plan, no payments contemplated by this Plan will be paid during the six-month period following a Participant’s Separation from Service unless the Company determines, in its good faith judgment, that paying such amounts at the time indicated in paragraph B above would not cause the Participant to incur an additional tax under Code section 409A (a)(2)(B)(i), in which case the bonus payment shall be paid in a lump sum on the first day of the seventh month following the Participant’s Separation from Service.

VI.	Forfeiture. Any Participant whose employment is terminated for Cause or who voluntarily Separates from Service prior to the date bonuses are paid shall forfeit any right to receive a bonus award.

VII.
Administrator. The Compensation Committee of the Board shall administer the Plan in accordance with its terms, and shall have full discretionary power and authority to construe and interpret the Plan; to prescribe, amend and rescind rules and regulations, terms, and notices hereunder; and to make all other determinations necessary or advisable in its discretion for the administration of the Plan. Any actions of the Compensation Committee with respect to the Plan shall be conclusive and binding upon all persons interested in the Plan. The Compensation Committee, in its sole discretion and on such terms and conditions as it may provide, may delegate all or part of its authority and powers under the Plan to one or more directors and/or officers of the Parent or the Company.

VIII.
Amendment; Termination. The Board, in its sole discretion, without prior notice to Participants, may amend or terminate the Plan, or any part thereof, including the Performance Objectives as described in Section II, at any time and for any reason, to the extent such action will not cause adverse tax consequences to a participant under Code section 409A. Any amendment or termination must be in writing and shall be communicated to all Participants. No award may be granted during any period of suspension or after termination of the Plan.

IX.	Miscellaneous.

a.
No Rights as Employee. Nothing contained in this Plan or any documents relating to this Plan shall (a) confer on a Participant any right to continue in the employ of the Company; (b) constitute any contract or agreement of employment; or (c) interfere in any way with the Company’s right to terminate the Participant’s employment at any time, with or without Cause.

b.
Tax Withholding. To the extent required by applicable federal, state, local or foreign law, the Company shall withhold all applicable taxes (including, but not limited to, the Participant’s FICA and Social Security obligations) from any bonus payment.

c.	Transferability. A Participant may not sell, assign, transfer or encumber any of his or her rights under the Plan.

d.	Unsecured General Creditor. Participants (or their beneficiary) may seek to enforce any rights or claims for payment under the Plan solely as an unsecured general creditor of the Parent or Company.

e.
Successors. This Plan shall be binding upon and inure to the benefit of the Parent, Company and any successor to the Company and the Participant’s heirs, executors, administrators and legal representatives.

f.
Code Section 409A. The Plan is intended to be a nonqualified deferred compensation plan within the meaning of Code section 409A and shall be interpreted to meet the requirements of Code section 409A. To the extent that any provision of the Plan would cause a conflict with the requirements of Code section 409A, or would cause the administration of the Plan to fail to satisfy Code section 409A, such provision shall be deemed null and void to the extent permitted by applicable law. Nothing herein shall be construed as a guarantee of any particular tax treatment to a Participant.

g.
Governing Law. All questions pertaining to the validity, construction and administration of the Plan shall be determined in accordance with the laws of the State of Delaware, without regard to conflicts of law provisions.

h.
Integration. This document and each exhibit hereto represent the entire agreement and understanding between the Company and the Participants and supersede any and all prior agreements or understandings, whether oral or written, with the Company relating to the subject matter covered by this Plan.

i.
Severability. In case any provision of this Plan shall be held illegal or invalid, such illegality or invalidity shall be construed and enforced as if said illegal or invalid provision had never been inserted herein and shall not affect the remaining provisions of this Plan, but shall be fully severable, and the Plan shall be construed and enforced as if any such illegal or invalid provision were not a part hereof.

[Execution page follows]

IN WITNESS WHEREOF, USA Mobility, Inc., by its duly authorized officer acting in accordance with a resolution duly adopted by the Compensation Committee of the Board of Directors of USA Mobility, Inc., has executed this Plan for the benefit of employees of USA Mobility Wireless, Inc., and Amcom Software, Inc., on, effective as of January 1, 2013.

USA MOBILITY, INC.

Vincent D. Kelly, President & CEO

Exhibit A
Wireless Performance Objectives

Operating Cash Flow Wireless (50%)
($ in millions)
	Result	Performance	Payout
	$46.139	120.0%	125.0%
Over	$44.126	115.0%	120.0%
Perform	$42.294	110.0%	115.0%
	$40.371	105.0%	107.5%
Target	$38.449	100.0%	100.0%
	$36.527	95.0%	92.5%
Under	$34.604	90.0%	85.0%
Perform	$32.682	85.0%	80.0%
	$30.759	80.0%	75.0%
	<$30.759	<80.0%	—%

Paging Revenue(20%)
($ in millions)
	Result	Performance	Payout
	$150.036	110.0%	125.0%
Over	$143.216	105.0%	115.0%
Perform	$139.806	102.5%	110.0%
	$137.760	101.0%	105.0%
Target	$136.396	100.0%	100.0%
	$135.032	99.0%	95.0%
Under	$132.986	97.5%	90.0%
Perform	$129.576	95.0%	85.0%
	$122.757	90.0%	75.0%
	<$122.757	<90.0%	—%

Direct Units in Service (15%)
($ in millions)
	Result	Performance	Payout
	1,353	110.0%	130.0%
Over	1,292	105.0%	120.0%
Perform	1,261	102.5%	110.0%
	1,243	101.0%	105.0%
Target	1,230	100.0%	100.0%
	1,218	99.0%	95.0%
Under	1,200	97.5%	90.0%
Perform	1,169	95.0%	80.0%
	1,107	90.0%	70.0%
	<1,107	<90.0%	—%

Total Company Revenue (15%)
($ in millions)
	Result	Performance	Payout
	$222.977	110.0%	130.0%
Over	$212.842	105.0%	120.0%
Perform	$207.774	102.5%	110.0%
	$204.733	101.0%	105.0%
Target	$202.706	100.0%	100.0%
	$200.679	99.0%	95.0%
Under	$197.639	97.5%	90.0%
Perform	$192.571	95.0%	80.0%
	$182.436	90.0%	70.0%
	<$182.436	<90%	—%

Exhibit B
Software Performance Objectives

Total Software Revenue (30%)
($ in millions)
	Result	Performance	Payout
	$71.167	120.0%	125.0%
Over	$68.202	115.0%	120.0%
Perform	$65.237	110.0%	115.0%
	$62.271	105.0%	107.5%
Target	$59.306	100.0%	100.0%
	$56.341	95.0%	92.5%
Under	$53.375	90.0%	85.0%
Perform	$50.410	85.0%	80.0%
	$47.445	80.0%	75.0%
	<$47.445	<80.0%	—%

Operations Bookings (30%)
($ in millions)
	Result	Performance	Payout
	$39.611	110.0%	125.0%
Over	$37.810	105.0%	115.0%
Perform	$36.910	102.5%	110.0%
	$36.370	101.0%	105.0%
Target	$36.010	100.0%	100.0%
	$35.650	99.0%	95.0%
Under	$35.110	97.5%	90.0%
Perform	$34.209	95.0%	85.0%
	$32.409	90.0%	75.0%
	<$32.409	<90.0%	—%

Total Company Revenue (15%)
($ in millions)
	Result	Performance	Payout
	$222.977	110.0%	130.0%
Over	$212.842	105.0%	120.0%
Perform	$207.774	102.5%	110.0%
	$204.733	101.0%	105.0%
Target	$202.706	100.0%	100.0%
	$200.679	99.0%	95.0%
Under	$197.639	97.5%	90.0%
Perform	$192.571	95.0%	80.0%
	$182.436	90.0%	70.0%
	<$182.436	<90.0%	—%

Operating Cash Flow Software (25%)
($ in millions)
	Result	Performance	Payout
	$3.705	110.0%	130.0%
Over	$3.536	105.0%	120.0%
Perform	$3.452	102.5%	110.0%
	$3.402	101.0%	105.0%
Target	$3.368	100.0%	100.0%
	$3.334	99.0%	95.0%
Under	$3.284	97.5%	90.0%
Perform	$3.200	95.0%	80.0%
	$3.031	90.0%	70.0%
	<$3.031	<90.0%	—%

Exhibit C

List of USA Mobility Corporate Executive Participants*
(as of January 1, 2013)

Name,	Title	Bonus Target as % of Base Salary
Corporate Employee
Executives
Kelly, Vince	CEO	100%
Endsley, Shawn	CFO	75%
Woods, Sharon	Corp Secretary/Treasurer	75%
Chang, MyLe	Controller & CAO	75%
Culp, Bonnie	EVP, H.R. & CCO	75%

*Target Bonus will be paid in accordance with the payout percentage of the lower performing of the two entities: Software or Wireless.

Exhibit D

List of USA Mobility Wireless Participants* (as of January 1, 2013)

Name,	Title	Bonus Target as % of Base Salary
Wireless Employee
Executives
Boso, Jim	President	75%
Saine, Tom	CIO	75%
Ash, Gary	COO	75%
Functional VP's
Dewey, Rich	VP, Corporate Technical Ops	40%
Henderson, Mack	VP, Performance Management	40%
Mertes, Doug	VP, Human Resources	40%
Sales VP’s
Wax, Jonathan	VP, Sales - East	30%
Stein, James	VP, Sales - West	30%

*Participants participate under the Wireless Performance Objectives (Exhibit A)

Exhibit E

List of Amcom Software Participants* (as of January 1, 2013)

Name,	Title	Bonus Target as % of Base Salary
Amcom Employee
Executives
Colin Balmforth	President	75%
Lynn Danko	CFO	40%
Kate Bolseth	COO	60%
Sean Collins	EVP, Sales & Marketing	50%
Vice Presidents
Kathy Veldboom	VP, Quality & Support	36%
Mike Devine	VP, Marketing	33%
Randy Hoffman	VP, Professional Services	33%
Mike Mehr	VP, Finance	40%
Craig Knighton	VP, Development	20%
Mick Ling	VP, Maintenance Revenue	35%
Terri Olson-Stepp	VP, Global Professional Services	35%
Other Management
Graeme Hull	GM, FL Division	25%
Lou Kurpis	GM, NY Division	25%
Marianne Gray	GM, NH Division	25%
Joanna Leach	HR Director	40%
Beth Weinberger	Dir, Sales Operations	20%
Mathilde Van Wijk	Dir, Technical Support	20%

*Participants participate under the Software Performance Objectives (Exhibit B)